SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 10, 2015

One Horizon Group, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

T1-017 Tierney Building, University of Limerick, Limerick, Ireland.
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+353-61-518477
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Fischer LLC
1450 Broadway, 26th Floor
New York, NY 10018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwritten Offering

On August 10, 2015 (the “Closing Date”), in connection with an Underwriting Agreement dated August 4, 2015 (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”), as representative of the several underwriters named therein (the “Underwriters”), One Horizon Group, Inc. (the “Company”,  “OHGI”, “We” or “us”) closed a firm commitment underwritten public offering (the “Offering”) of 1,714,286 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and warrants (the “Warrants”) to purchase up to an aggregate of 857,143 shares of its Common Stock at a combined offering price of $1.75 per share and accompanying Warrant. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option for a period of 45 days to purchase up to 257,142 additional shares of Common Stock and/or 128,571 additional Warrants, in each case, solely to cover over-allotments, if any. The net proceeds to the Company from the Offering are approximately $2.64 million, or approximately $3.054 million if the Underwriters exercise in full their option to purchase additional shares and Warrants, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Warrants have a per share exercise price of $2.50 (subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders), are exercisable immediately and will expire three years from the date of issuance. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. The Company does not intend to apply to list the Warrants on the NASDAQ Capital Market, any other national securities exchange or any nationally recognized trading system.

The Warrants are exercisable at any time after their original issuance date of August 10, 2015, and at anytime, and from time to time, up to the date that is three years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

A holder of Warrants will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

 The shares of Common Stock, the Warrants, and the shares of Common Stock that are issuable upon exercise of the Warrants have been or will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-205049), which became effective on July 6, 2015, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2015 and a prospectus supplement filed with the Commission on August 6, 2016.

The foregoing descriptions of the terms of the Underwriting Agreement and the form of Warrant do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, and the form of Warrant, respectively, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The provisions of the Underwriting Agreement and the form of Warrant including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Use of Proceeds

We expect to use the net proceeds from the sale of the securities by us for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce short term indebtedness.

Opinion of Counsel

A copy of the opinion of Hunter Taubman Fischer LLC, New York, New York, relating to the legality of the issuance and sale of the Company’s securities in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On August 4, 2015, the Company issued a press release announcing the commencement of the Offering described above and on the same day, the Company issued a press release updating the prior press release and announcing the pricing of the Offering. A copy of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 1.1	Underwriting Agreement, dated August 4, 2015, between One Horizon Group, Inc. and Aegis Capital Corp.

Exhibit 4.1	Form of Warrant

Exhibit 5.1	Opinion of Hunter Taubman Fischer LLC

Exhibit 23.1	Consent of Hunter Taubman Fischer LLC (included in Opinion of Hunter Taubman Fischer LLC filed as Exhibit 5.1)

Exhibit 99.1	Press Release of One Horizon Group, Inc., dated August 4, 2015

Exhibit 99.2	Press Release of One Horizon Group, Inc., dated August 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: August 13, 2015	By:	/s/ Brian Collins
Brian Collins
Chief Executive Office and President